                  SHAREHOLDERS' AGREEMENT, dated August 30, 1991, among PHYSICIAN SUPPORT SYSTEMS, INC. (formerly PSS Services
Corporation), a Delaware corporation (the "Corporation"), the shareholders of the Corporation named on Schedule I and any subsequent holder of capital stock of the Corporation who shall become a signatory to this Agreement (together, the Shareholders).

                  The Corporation is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capitalization of (i) 5,000 shares of Common Stock, $.01 par value (the "Common Stock") and (ii) 10,000 shares of preferred stock, $.01 par value (the "Preferred Stock", and together with the Common Stock, the "Stock"). The Corporation and the Shareholders deem it in their best interest to enter into this Agreement.

                  In consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

                  1. Voting Matters. (a) At each annual meeting of the shareholders of the Corporation, at each special meeting of the shareholders of the Corporation called for the purpose of electing directors of the Corporation and at any time at which shareholders of the Corporation shall have the right to, or shall, vote for directors of the Corporation, the Shareholders shall vote all shares of Common Stock owned by them for the election of a Board of Directors consisting of five directors,
(i) four of whom shall be Mortimer Berkowitz III, Peter W.
Gilson, Hamilton F. Potter III, John N. Irwin III or, respectively, persons designated by the holders of the Common
Stock in such person's group (as defined below), and (ii) one of whom shall be elected by Shareholders holding a majority of the Common Stock and entitled to vote for the election of directors.
In the event any of Messrs. Berkowitz, Gilson, Potter or Irwin, in each case including his group, sells or otherwise transfers more than 50% of the shares of Common Stock held by him or his group on the date of this Agreement, the Shareholders shall no longer be obligated to vote in favor of such person or his designee and the director seat shall be elected by Shareholders holding a majority of the Common Stock.

                           (b)      A person's group shall mean (i) such
Shareholder, (ii) the spouse, immediate family and lineal descendants of such Shareholder, (iii) a trust for the benefit of any of the foregoing and (iv) any corporation (other than the Corporation) or partnership controlled by such Shareholder, members of such Shareholders immediate family and lineal descendants or trusts for the benefit of any of the foregoing.

                           (c)      All other matters for which a vote of
shareholders is necessary or appropriate shall be approved in the manner set-forth in the Corporation's Certificate of Incorporation and Bylaws.

                           (d)      The Bylaws of the Corporation shall include
provisions to effect the following:

                                    (i) The Board of Directors shall by majority
         vote determine appropriate compensation for Messrs.
         Berkowitz, Gilson and Potter, which.in all cases shall be reasonable and related to the officer's or employee's contribution to the Corporation.

                                    (ii)  Without the unanimous consent of the
         Board of Directors, the Corporation will not (A) pay aggregate annual compensation to Messrs. Berkowitz, Gilson and Potter and to members of such persons' group in excess of $2,000,000 for the twelve month period between September
         1, 1999 and August 31, 2000 and such amount as adjusted for any increase thereafter in the United States Consumer Price
         Index for each subsequent twelve month period, or (B) issue or sell Stock or any stock equivalent to employees or directors, or to members of such persons' group, unless at the same time the Corporation offers, exercisable for 10 days, to each existing Shareholder a right to purchase such Stock or stock equivalent on the same terms in order to maintain such Shareholder's percentage interest in the Corporation, or (C) redeem or otherwise repurchase any shares of Common Stock.

                                    (iii) The Board of Directors may not form an
         executive committee without the unanimous consent of the Board of Directors, which consent shall specify the members of the proposed executive committee and limitations, if any, over the authority of the executive committee.

                  2. Stock Transfer Provisions. Each Shareholder shall not at any time during the term of this Agreement sell, pledge or otherwise transfer any Common Stock except:

                           (a)     by sale in accordance with Section 3, 4, 5, 7
or 10;

                           (b)     by pledge either (i) to Meridian Bank or
another senior lending institution to which all Shareholders pledge their Common Stock in connection with indebtedness incurred with respect to the acquisition of assets by the Corporation on the date of this Agreement or any refinancing thereof, or (ii) which creates a security interest in the Common
Stock; provided, that the pledge has been authorized by a resolution of the Corporation's Board of Directors and (A) the pledgee agrees not to foreclose on the pledge unless the pledgee agrees in writing to be bound by and comply with all provisions of this Agreement to the same extent as if it were the Shareholder making such pledge or (B) the pledgee thereof shall agree in writing in advance with the parties hereto to be bound by and comply with all provisions of this Agreement to the same extent as if it were the Shareholder making such pledge; or

                           (c)      by transfer to another member of the
Shareholder's group; provided, that the transferee of such Common
Stock shall have agreed in writing with the parties hereto to be bound by and to comply with all provisions of this Agreement.

                  3. Procedures on Sale of Stock to Third Parties. Except as otherwise expressly provided herein, each Shareholder shall not sell, pledge or otherwise transfer any Common Stock except in accordance with the following procedures:

                           (a)     In the event any Shareholder desires to sell,
pledge or otherwise transfer any Stock, the following procedures apply:

                                   (i)  The selling Shareholder shall deliver to
         the non-selling Shareholders and the Corporation a written notice, which shall be irrevocable for a period of 45 days after delivery, offering all or any portion of the Common
         Stock owned by the selling Shareholder at the purchase price and on the terms specified in the written notice. The non-selling Shareholders shall have the first right and option, for a period of 30 days after delivery of such written notice, to purchase on a pro rata basis with all other
         Shareholders so electing, any or all of the shares of Common
         Stock so offered at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the selling Shareholder within such 30-day period.

                                    (ii)  In the event the other Shareholders
         shall fail to accept in whole or part the offer, then upon the earlier of the expiration of such 30-day period or upon the receipt of a written rejection of such offer from all nonselling Shareholders, the Corporation shall have the second right and option, until 15 days after the expiration of the 30-day period, to purchase any shares of Common Stock offered but not purchased by the non-selling Shareholders at the purchase price and on the terms specified in the notice.
         Such acceptance shall be made by delivering a written notice to the selling Shareholder within the 15-day period.

                                    (iii)  If the non-selling Shareholders and
         the Corporation do not elect to purchase in the aggregate all of the offered Common Stock, then the selling

         Shareholder may sell all or any part of the remaining Common Stock so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser than the terms, stated in the original written notice of intention to sell, at any time within 120 days after the expiration of the period in which the Corporation could elect to purchase such Common Stock. In the event the remaining Common Stock is not sold by the selling Shareholder during such 120-day period, the right of the selling Shareholder to sell such remaining Common Stock shall expire and the obligations of this Section 3 shall be reinstated.

                           (b)      Any proposed sale of Common Stock by a
selling Shareholder shall be void unless (i) any purchaser of Stock who is not a Shareholder shall agree in writing to be bound by and comply with the provisions of this Agreement and (ii) the Board of Directors has concluded in good faith that any purchaser of Common Stock pursuant to this Section 3 is not a competitor of the Corporation and that such purchaser's holding Common Stock would not have a material adverse effect on the Corporation's operations or business or its ability to sell its Common Stock in a public offering.

                  4. Forced Sales. If the Board of Directors of the Corporation and Shareholders holding a majority of the Common
Stock approve the sale of all of the outstanding shares of Common
Stock to an unaffiliated third party for cash or other consideration, the Corporation shall give each Shareholder notice of the proposed sale containing all of the material terms and conditions of such sale. Each Shareholder shall sell all of such Shareholder's shares of Common Stock pursuant to such sale at the same price and on the same terms and conditions described in the notice. The Board of Directors of the Corporation shall not approve any offer to purchase the Common Stock unless such offer entitles all of the Shareholders to receive the same form and amount of consideration per share for all shares of Common Stock.

                  5. Right of Co-Sale. In the event any Shareholder receives an offer from any person other than a person in such Shareholder's group to purchase Common Stock owned by such Shareholder, for a specified price payable in cash or otherwise and on specified terms and conditions, such Shareholder shall promptly forward a copy of the offer to the other Shareholders.
Such Shareholder shall not sell any Common Stock to the offeror unless the terms of the offer are extended to the other
Shareholders on a pro rata basis.

                  6. Prohibition on Certain Sales. (a) Each of Messrs. Berkowitz, Gilson and Potter agree not to sell shares of Common Stock if such sale would result in a default under the Corporation's 9% and 13% Subordinated Notes issued in connection with the acquisition by the Corporation on the date of this Agreement and any attempted sale in violation of this provision shall be void. If any of such persons attempts to violate this provision, the Corporation shall have the right to require the person creating the default to purchase the defaulted notes at their face value from the Corporation or the holders of such notes.

                           (b)      Each of the Shareholders agrees not to sell
shares of Common Stock if such sale would cause the Corporation to become required to redeem the Corporation's 10% Preferred
Stock, Series A or Series B, prior to its scheduled redemption date. If any Shareholder attempts to violate this provision, the corporation shall have the right to require the person creating the early mandatory redemption condition to purchase the 10%
Preferred Stock at its stated value from the Corporation or the holders thereof and to waive any right to redemption prior to the stated redemption date.

                  7. Pledge. Each Shareholder agrees to pledge such Shareholder's shares of Stock pursuant to the pledge agreement, of even date herewith, in favor of Meridian Bank, a Pennsylvania banking corporation, or at the request of the Corporation, to any other person to which all Shareholders pledge their shares in connection with the refinancing of any senior indebtedness in the form attached as Annex A to this Agreement.

                  8. Purchase Limitations. Each Shareholder agrees that, without the unanimous consent of the Board of Directors of the Corporation, such Shareholder, together with members of such Shareholder's group, shall not purchase or otherwise acquire shares of Common Stock in an amount that, together with the shares of Common Stock owned by such Shareholder and such Shareholder's group, would exceed 45% of the Common Stock outstanding at the time of purchase. For the purpose of this Section only, a Shareholder's group shall have the following meaning:

                           (i) in the case of any Shareholder who is an individual, (A) such Shareholder, (B) the spouse, immediate family and lineal descendants of such Shareholder, (C) a trust for the benefit of any of the foregoing and (D) any corporation (other than the Corporation) or partnership controlled by such Shareholder, members of such Shareholder's immediate family and lineal descendants or trusts for the benefit of any of the foregoing;

                           (ii) in the case of any Shareholder which is a partnership, (A) such partnership and any of its limited or general partners (and any retired partners and the estate of any partner or retired partner), (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (C) any affiliate (as defined below) of such partnership;

                           (iii) in the case of any Shareholder which is a corporation, (A) such corporation, (B) any corporation
         (other than the Corporation) or other business organization to which such corporation shall sell all or substantially all of its assets or with which it shall be merged and (C) any affiliate of such corporation; and

                           (iv) in the case of any Shareholder which is a trust, (A) such trust, (B) the settlor and beneficiaries of such trust and (C) the spouse, immediate family and lineal descendants of such settlor and any such beneficiary.

An "affiliate" of a person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first person.

                  9. Confidentiality. Each Shareholder shall not disclose any Confidential Information (as defined below) to anyone, other than those of its employees, agents or consultants
(i) who needed to know the Confidential Information in order to assist the Shareholder in evaluating whether to purchase Stock and (ii) who agreed not to disclose the Confidential Information to anyone and not to make use of the Confidential Information for any purpose other than to assist the Shareholder in its evaluation, except to the extent (x) such information has become publicly available or the disclosure is required by law or judicial decree or (y) in the case of Shareholders who are directors, officers or employees of the Corporation, in the discharge of their duties on behalf of the Corporation or as approved by the Board of Directors of the Corporation. Each Shareholder shall not make use of the Confidential Information for any purpose other than to evaluate and monitor its holdings of Stock. Each Shareholder and each of its employees, agents and consultants, shall promptly return to the Corporation all copies of all documents containing the Confidential Information upon the earlier of (i) the Shareholder's ceasing to hold Stock or (ii) the request of the Corporation that the Shareholder return the Confidential Information. "Confidential Information" means, as the following items relate to the Corporation and its businesses or proposed businesses, trade secrets, research and development activities, books and records, actual or projected financial condition, nature and location of businesses, customer lists, vendor lists, pricing information, private processes, agreements, data, licenses, permits, approvals, offering memoranda, business plans and any other confidential or proprietary technical or business information.

                  10. Registration Rights. (a) At any time during the term of this Agreement if and whenever the Corporation proposes to register any shares of its capital stock, or the capital stock held by any Shareholder hereunder, under the Securities Act of 1933 for sale to the public (other than a registration statement on Form S-4 or S-8, or any substitute form therefor, or filed in connection with an exchange offer or offering of securities solely to the Corporation's existing shareholders), the Corporation shall give written notice to the Shareholders of its intention to do so as soon as practicable, and in any event at least 30 days prior to the anticipated filing date. Upon written request of any Shareholder, given within 15 days after the Corporation gives such notice, to register all or a portion of its shares of Common Stock in such offering, the Corporation will use all reasonable efforts to cause such shares of Common Stock to be included in the proposed registration statement on the same terms and conditions as any similar securities of the Corporation included therein. The number of shares to be included in the proposed offering may be reduced pro rata among all requesting
Shareholders and any other securityholders of the Corporation included in such offering if and to the extent that the managing underwriter of such offering is of the opinion that such inclusion could reasonably be expected to adversely affect the marketing of the shares to be sold by the Corporation. Any
Shareholder may exercise its option under this provision on five occasions.

                           (b)     In connection with any registration statement
described in clause (a) above, the Corporation shall pay the following expenses incurred in connection with such registration:
(i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities to be included in such registration statement), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and related expenses of the Corporation's officers and employees performing legal and accounting duties), (v) fees and expenses incurred in connection with the listing of any securities to be included in such registration statement, (vi) reasonable fees and disbursements of counsel for the Corporation and customary fees and expenses for independent certified public accountants retained by the Corporation and (vii) reasonable fees and expenses of any special experts retained by the Corporation in connection with such registration. The Corporation shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of any securities, or any out-of-pocket expenses, of any of the Shareholders or their agents.

                           (c)      No Shareholder may participate in any
underwritten registration described in clause (a) unless such Shareholder (i) agrees to sell such Shareholder's Common Stock on the basis provided in any underwriting arrangements approved by the Corporation and such other persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                           (d)     Each Shareholder shall enter into any lock-up
or similar agreement (to the extent not inconsistent with applicable law) restricting such party's ability to transfer any shares of Stock not included in a registration statement of the Corporation, or any similar security of the Corporation or any securities convertible into or exchangeable for such securities
(including a sale pursuant to Rule 144 under the Securities Act of 1933), for the periods prior to, during and after the effective date of such registration statement as requested by the managing underwriter or underwriters of such public offering;
provided, that, such periods shall not exceed 12 months in the aggregate.

                  11. Put Rights. (a) On each of the 15th through 19th anniversaries of the date of this Agreement, any Shareholder owning Common Stock may, by 90 days' prior written notice to the Corporation, require the Corporation to repurchase up to 5% of the shares of Common Stock outstanding at such time for a price per share equal to four times the Adjusted Income Per Share (on a fully diluted basis). "Adjusted Income Per Share" shall mean the operating income of the Corporation before cash compensation to any person who is a Shareholder on August 30, 1991 for the twelve months ending on the relevant anniversary date divided by the number of shares of Common Stock outstanding at such date.

                           (b)      On each of the 25th through 29th anniver-
saries of the date of this Agreement, any Shareholder may, by 90 days' prior written notice to the Corporation, require the Corporation to repurchase up to 5% of the shares of Common Stock outstanding at such time for a price per share determined by mutual agreement among the Corporation and all Shareholders electing to require the Corporation to repurchase their shares on such date. If within 30 days prior to the relevant anniversary date, no price has been determined, then each of the Corporation and the electing Shareholders (as a group) will determine a price per share and submit it to an investment banking firm of national standing engaged jointly by the Corporation and the electing
Shareholders. The investment banking firm will be instructed to choose the one of the two prices it believes most closely reflects the fair price per share of the Common Stock.

                           (c)      In the event a Shareholder notifies the
Corporation of its intention to exercise its right under clause
(a) or (b), the Corporation shall notify all Shareholders and all such Shareholders notifying the Corporation within 30 days after receipt of notice from the Corporation may also require the Corporation to repurchase a portion of such Shareholder's Common
Stock on a pro rata basis with all other Shareholders so electing up to the 5% amount described in clauses (a) and (b) above.

                  12. Additional Shares of Stock. (a) In the event additional shares of Stock are issued by the Corporation to a Shareholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Corporation exercisable for or exchangeable into shares of Stock, such additional shares of Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

                           (b)     The Corporation shall not issue any shares of
capital stock (including shares of Stock) to any person unless the person to whom such shares of capital stock (including shares of Stock) are issued agrees in writing simultaneously therewith to become a party hereto and to be bound by and to comply with all applicable terms and provisions of this Agreement.

                  13. Legend on Stock Certificates. Each certificate representing shares of Stock shall bear the following legend, until such time as the shares represented thereby are no longer subject to the provisions hereof:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT, DATED AUGUST 30, 1991, AMONG THE ISSUER AND THE OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER."

                  14. Securities Act Restrictions on Transfer. (a) The Stock, and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclas-sification thereof, a stock dividend thereon or otherwise
(collectively, the "Restricted Securities"), shall not be transferable except upon the conditions specified in this Section

14, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933 in respect of the transfer of the Restricted Securities.

                           (b)      The holder of any Restricted Securities, by
acceptance thereof agrees, prior to any transfer of any Restricted Securities, to give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 14(b).
Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such Restricted Securities, as to whether in the opinion of such counsel (which written opinion and counsel shall be reasonably satisfactory to counsel to the Corporation) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act of 1933.
Except as otherwise provided in this Agreement, if in the opinion of such counsel the proposed transfer of Restricted Securities may be effected without registration under the Securities Act of 1933, the holder of Restricted Securities shall thereupon be entitled to transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in
Section 14 unless in the opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act. For the purposes of this Section 14, the term "transfer" shall include any assignment, pledge, sale or other disposition of securities which would constitute a sale under the Securities Act of 1933.

                  15. Term and Termination. This Agreement shall terminate (a) with respect to all of the Shareholders, on the earlier of (i) the thirtieth anniversary hereof, except that the voting provisions shall terminate on the tenth anniversary hereof, in each case unless otherwise extended in accordance with applicable law, (ii) the sale of all or substantially all of the assets of the Corporation and the distribution of the net proceeds thereof to its shareholders, (iii) the sale at any time by the Corporation or the Shareholders of 20% or more of the then outstanding Stock of the Corporation pursuant to a firm underwritten public offering registered under the Securities Act of 1933 or (iv) the merger of the Corporation with another entity in which the Corporation is not the surviving entity or the Shareholders do not own at least a majority of the common stock of the surviving entity and (b) with respect to any Shareholder, at the time such party ceases to own beneficially or of record any Stock (other than by reason of a breach of this Agreement).
Upon termination pursuant to clause (a) hereof, no party hereto shall have any right or obligation hereunder in respect of any other party hereto, except for breaches prior to such termination. Upon termination pursuant to clause (b) hereof, no party who shall remain as a Shareholder shall have any obligation to a party who ceases to hold any Stock with respect to the subject matter of this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, in the event this Agreement is terminated because of the event described in clause
(a)(iii), the provisions of Sections 9 and 10 shall survive the termination of this Agreement for a period of ten years.

                  16.      Miscellaneous.

                           (a)     Severability.  If any provision of this
Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

                           (b)     Headings.  Descriptive headings are for
convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                           (c)     Notices.  All notices or other communications
which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to a Shareholder, to such Shareholder's address set forth on Schedule 1 hereto; and if to the Corporation, to the Corporation at Route 230 and Eby-Chiques Road, Landisville,
Pennsylvania 17538, Attention: President, or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.
If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following that on which the piece of mail containing such communication is posted.

                           (d)     Counterparts.  This Agreement may be executed
in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                           (e)      Assignment.  This Agreement shall not be
assignable by either party without the consent of the other party.

                           (f)      Modification.  Except as otherwise provided
herein, neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by Shareholders holding 90% or more of the outstanding Common Stock; provided, that no modification or amendment shall discriminate against any holder or holders.

                           (g)      Additional Actions.  Each Shareholder agrees
that the Corporation's Board of Directors and officers may take any additional corporate action necessary to make effective the provisions hereof, including (without limitation) filing any amendments to the Corporation's charter and other constitutive documents, and hereby appoints the Corporation's Secretary its attorney-in-fact for the execution of all such documents, consents and approvals and (ii) that it will vote its shares to approve any such action.

                           (h)      Remedies.  In the event of a breach or
threatened breach by a Shareholder of the provisions of Sections
1, 2, 3, 4, 6, 8 or 9, the Corporation or any holders of a majority of the outstanding Stock shall be entitled to an injunction restraining such Shareholder from such breach or compelling compliance with such provision. Nothing contained herein shall be construed as prohibiting the Corporation or any Shareholder from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement.

                           (i)      CHOICE OF LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK EXCEPT TO THE EXTENT CORPORATE MATTERS ARE
REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                            PHYSICIAN SUPPORT SYSTEMS, INC.


                                            By:      /s/ Peter W. Gilson
                                               --------------------------
                                                        Peter W. Gilson
                                                          President



                                            SHAREHOLDERS:


                                                      /s/ Peter W. Gilson
                                               --------------------------
                                                    Peter W. Gilson


                                                      /s/ Hamilton F. Potter III
                                               --------------------------
                                                    Hamilton F. Potter III

                                            HILLSIDE INDUSTRIES INCORPORATED


                                            By:     /s/ John N. Irwin III
                                               --------------------------------
                                                Title:  Managing Director


                                                    /s/ John N. Irwin III
                                               --------------------------------
                                                     John N. Irwin III


                                                  /s/ Jeanet H. Irwin
                                               --------------------------------
                                                     Jeanet H. Irwin


                                            TRUST, DATED JANUARY 30, 1987, FOR
                                            THE BENEFIT OF ONE OR MORE OF THE
                                            CHILDREN OF JOHN N. IRWIN III


                                            By: /s/ Herbert H. Chaice
                                               --------------------------------
                                               Herbert H. Chaice, Co-Trustee


                                            UNITED STATES TRUST COMPANY OF
                                            NEW YORK, Co-Trustee


                                            By: /s/ Robert Y. Simmons
                                               --------------------------------
                                               Title:  Vice President


                                                  /s/ Hamilton F. Potter, Jr.
                                               --------------------------------
                                                  Hamilton F. Potter, Jr.


                                                 /s/ Mortimer Berkowitz III
                                               --------------------------------
                                                  Mortimer Berkowitz III


                                                /s/ George Doubleday II
                                               --------------------------------
                                                    George Doubleday II


                                                /s/ Neil Mellen
                                               --------------------------------
                                                      Neil Mellen


                                                /s/ Francis Goelet
                                               --------------------------------
                                                      Francis Goelet